UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2009

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,
Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:   (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events.

On November 30, 2009, Eastman Kodak Company ("Kodak") and LG Electronics Inc., LG Electronics USA, Inc., and LG Electronics Mobilecomm USA, Inc. (referred to collectively as "LG") entered into an agreement settling their patent infringement lawsuits against each other which were pending in the U.S. Federal District Courts for the Western District of New York and the Southern District of California and an agreement to file a joint request for the termination of patent infringement proceedings before the U.S. International Trade Commission (the “Settlement Agreement”).

On November 17, 2008, Kodak filed a complaint with the U.S. International Trade Commission (“ITC”) against LG Electronics Inc., LG Electronics USA Inc., and LG Electronics MobileComm USA, Inc. for infringement of patents related to digital camera technology seeking a limited exclusion order preventing importation of infringing devices, including certain mobile telephones and wireless communication devices featuring digital cameras.  On February 20, 2009 LG Electronics Inc. (Seoul, Korea) filed a complaint with the ITC against Kodak for infringement of certain of their patents alleged to be related to digital camera technology seeking a limited exclusion order preventing importation of devices found to infringe the asserted patents.

On November 17, 2008 Kodak filed a complaint against LG Electronics Inc., LG Electronics USA Inc., and LG Electronics MobileComm USA, Inc. in Federal District Court in Rochester, New York, for infringement of patents related to digital camera technology seeking unspecified damages and other relief.  On February 20, 2009 LG Electronics Inc. commenced two actions against Kodak in Federal District court in the Southern District of California for infringement of certain of their patents alleged to be related to digital camera technology seeking unspecified damages and other relief.

No monetary consideration was paid under the Settlement Agreement.  Pursuant to the Settlement Agreement, Kodak and LG agreed to dismiss their respective infringement claims pending in the U.S. Federal District Courts for the Western District of New York and the Southern District of California and agreed to file a joint request that the ITC terminate its investigation pursuant to the complaints filed by Kodak and LG Electronics against each other.

Separately, Kodak has entered into a technology cross license agreement with LG Electronics Inc. which is royalty bearing to Kodak.  The technology cross license is referenced in the press release attached to this document as Exhibit (99.1).

In a separate agreement, Kodak agreed to sell substantially all of the assets of its organic light emitting diode (OLED) business to a group of LG companies.  The OLED transaction is referenced in the press release attached to this document as Exhibit (99.2).

ITEM 9.01  Financial Statements and Exhibits.

 (d)  Exhibits

(99.1) Press release issued by Eastman Kodak Company on December 4, 2009 relating to the entry into a technology cross license agreement with LG Electronics Inc.

(99.2) Press release issued by Eastman Kodak Company on December 4, 2009 relating to the sale of Kodak’s OLED assets to a group of LG companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:   /s/ Joyce P. Haag

                                                                                               Joyce P. Haag
                                                                                               General Counsel

Date:  December 4, 2009

EASTMAN KODAK COMPANY
INDEX TO EXHIBITS

Exhibit No.

(99.1) Press release issued by Eastman Kodak Company on December 4, 2009 relating to the entry into a technology cross license agreement with LG Electronics Inc.

(99.2) Press release issued by Eastman Kodak Company on December 4, 2009 relating to the sale of Kodak’s OLED assets to a group of LG companies.